Exhibit 99.1

NOTICE OF REDEMPTION IN FULL

ON FEBRUARY 15, 2005

9.25% Senior Subordinated Notes due 2007 of

Pinnacle Entertainment, Inc.

(f/k/a Hollywood Park, Inc.)

CUSIP No. 436255AC7*

NOTICE IS HEREBY GIVEN, pursuant to Section 3.3 of the Indenture dated as of February 18, 1999 (the “Indenture”), by and among Pinnacle Entertainment, Inc., f/k/a Hollywood Park, Inc., a Delaware corporation (the “Company”), as issuer, the guarantors referred to in the Indenture, and The Bank of New York, as trustee (the “Trustee”), pertaining to the Company’s 9.25% Senior Subordinated Notes due 2007 (the “Notes”), that all outstanding Notes, totaling $65,000,000 in aggregate principal amount, will be redeemed on February 15, 2005 (the “Redemption Date”). The terms of the redemption shall be as follows:

a) The Notes are being redeemed pursuant to Paragraph 5 of the Notes and Section 3.7(a) of the Indenture.

b) The redemption price shall be equal to one hundred one and five hundred forty-two thousandths percent (101.542%) of the principal amount of the Notes, together with accrued and unpaid interest on the principal amount of the Notes to, but excluding, the Redemption Date (the “Redemption Price”).

c) The Redemption Price for a beneficial interest in a Note will be paid on or after the Redemption Date only upon presentation and surrender of such Note to the Trustee (which is also the Paying Agent) at the following address: The Bank of New York, 111 Sanders Creek Parkway, East Syracuse, New York 13057 – Corporate Trust Operations, Redemption Unit.

d) Interest on the Notes will cease to accrue on and after the Redemption Date, unless the Company defaults in making the redemption payment.

*	The Trustee is not responsible for the selection or use of the CUSIP number, and no representation is made as to the correctness of the CUSIP number set forth above or printed on the Notes. The CUSIP number set forth above is included solely for the convenience of the holders of Notes.

This Notice of Redemption in Full is dated January 12, 2005.

PINNACLE ENTERTAINMENT, INC
Issuer